Exhibit 99.1

Hill International, Inc.	The Equity Group Inc.
John P. Paolin	Devin Sullivan
Senior Vice President of Marketing and	Senior Vice President
Corporate Communications	(212) 836-9608
(856) 810-6210	dsullivan@equityny.com
johnpaolin@hillintl.com

FOR IMMEDIATE RELEASE

Hill International Reports Fourth Quarter and Full Year 2013 Financial Results

Marlton, NJ — March 10, 2014 — Hill International (NYSE:HIL), the global leader in managing construction risk, announced today financial results for the fourth quarter and full year ended December 31, 2013 (see attached tables).

Total revenue for the fourth quarter of 2013 was $145.0 million, an increase of 15.4% from the fourth quarter of 2012.  Consulting fee revenue for the fourth quarter was a record $130.9 million, an increase of 18.2% from the fourth quarter of the prior year.

EBITDA (as defined below) for the fourth quarter of 2013 was $9.2 million, up 321.9% from the fourth quarter of 2012.  Operating profit for the fourth quarter was $7.0 million compared to an operating loss of ($0.3 million) in the fourth quarter of the prior year.  Net loss for the fourth quarter of 2013 was ($1.3 million), or ($0.03) per diluted share, compared to a net loss of ($22.5 million) in the fourth quarter of 2012, or ($0.58) per diluted share.

The company’s total backlog at December 31, 2013 was a record $1.027 billion, up 8.0% from $951 million at September 30, 2013.  Twelve-month backlog at December 31, 2013 was also a record at $394 million, an increase of 3.1% from $382 million at September 30, 2013.

“Despite the small quarterly loss, we finished a strong year with a strong fourth quarter with respect to revenues and EBITDA,” said Irvin E. Richter, Hill’s Chairman and Chief Executive Officer.  “We also ended the year with more than one billion dollars in backlog for the first time in our company’s history, which bodes well for even better performance in 2014,” added Richter.

Full Year 2013 Results

Total revenue for 2013 was a record $576.7 million, an increase of 19.9% from 2012.  Consulting fee revenue for 2013 was a record $512.1 million, an increase of 22.6% over 2012.

EBITDA for 2013 was a record $41.3 million, a 161.3% increase from 2012.  Operating profit for 2013 was a record $32.5 million, a 518.6% increase from the prior year.  Net income for 2013 was $1.6 million, or $0.04 per diluted share, compared to a net loss of ($28.2 million), or ($0.73) per diluted share, during 2012.

2014 Guidance

Based on current market conditions and the backlog amounts described above, the company estimates that consulting fee revenue for 2014 will be between $575 million and $600 million. This guidance, which assumes no acquisitions, reflects approximately 12% to 17% growth in consulting fee revenue for the year.

Business Segment Results

In addition to providing consolidated financial results, Hill also reports separate financial results for its two operating segments: the Project Management Group and the Construction Claims Group.

Project Management Group.  Hill’s Project Management Group provides program management, project management, construction management, project management oversight, troubled project turnaround, staff augmentation, project labor agreement consulting, commissioning, estimating and cost management, and labor compliance services.

Total revenue at Hill’s Project Management Group during the fourth quarter of 2013 was $111.8 million, an increase of 13.4% from the fourth quarter of 2012.  Consulting fee revenue for the fourth quarter at the Projects Group was $99.0 million, an increase of 16.9% from the prior year’s fourth quarter.  Operating profit for the Projects Group for the fourth quarter of 2013 was $11.7 million, an increase of 152.9% from the fourth quarter of 2012.

Total revenue at the Projects Group during the full year 2013 was a record $452.5 million, an increase of 21.6% from 2012.  Consulting fee revenue for the Projects Group during 2013 was a record $392.6 million, an increase of 25.7% from the prior year.  Operating profit for the Projects Group for 2013 was a record $48.7 million, up 109.2% from 2012.

Construction Claims Group.  Hill’s Construction Claims Group provides claims consulting, management consulting, litigation support, expert witness testimony, cost/damages assessment, delay/disruption analysis, adjudication, lender advisory, risk management, forensic accounting, fraud investigation and Project Neutral services.

Total revenue at Hill’s Claims Group during the fourth quarter of 2013 was a record $33.1 million, an increase of 22.5% from the fourth quarter of 2012.  Consulting fee revenue for the fourth quarter at the Claims Group was a record $31.9 million, an increase of 22.4% from the prior year’s fourth quarter.  Operating profit for the Claims Group for the fourth quarter of 2013 was $2.5 million, an increase of 47.3% from the fourth quarter of 2012.

Total revenue at the Claims Group during the full year 2013 was a record $124.2 million, an increase of 14.4% from 2012.  Consulting fee revenue for the Claims Group for 2013 was a record $119.5 million, an increase of 13.4% from the prior year.  Operating profit for the Claims Group for 2013 was a record $12.2 million, an increase of 50.8% from 2012.

Conference Call

David L. Richter, Hill’s President and Chief Operating Officer, and John Fanelli III, Hill’s Senior Vice President and Chief Financial Officer, will host a conference call on March 11, 2014, at 11:00 am Eastern Time to discuss the financial results for the fourth quarter and full year ended December 31, 2013.  Interested parties may participate in the call by dialing (877) 423-9820 (Domestic) or (201) 493-6749 (International) approximately 10 minutes before the call is scheduled to begin and ask to be connected to the Hill International conference call.  The conference call will also be broadcast live over the Internet.  To listen to the live call, please go to the “Investor Relations” section of Hill’s website at www.hillintl.com, and click on “Financial

Information,” and then “Conferences and Calls”.  Please go to the website at least 15 minutes early to register, download and install any necessary audio software.  If you are unable to participate in the live call, the conference call will be archived and can be accessed from Hill’s website for approximately 90 days.

About Hill International

Hill International, with 4,100 employees in 100 offices worldwide, provides program management, project management, construction management, construction claims and other consulting services primarily to the buildings, transportation, environmental, energy and industrial markets.  Engineering News-Record magazine recently ranked Hill as the 9th largest construction management firm in the United States.  For more information on Hill, please visit our website at www.hillintl.com.

The Hill International logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=5733

Forward-Looking Statements

Certain statements contained herein may be considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, and it is our intent that any such statements be protected by the safe harbor created thereby.  Except for historical information, the matters set forth herein including, but not limited to, any projections of revenues, earnings or other financial items; any statements concerning our plans, strategies and objectives for future operations; and any statements regarding future economic conditions or performance, are forward-looking statements.  These forward-looking statements are based on our current expectations, estimates and assumptions and are subject to certain risks and uncertainties.  Although we believe that the expectations, estimates and assumptions reflected in our forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of our forward-looking statements.  Important factors that could cause our actual results to differ materially from estimates or projections contained in our forward-looking statements are set forth in the Risk Factors section and elsewhere in the reports we have filed with the Securities and Exchange Commission.  We do not intend, and undertake no obligation, to update any forward-looking statement.

(HIL-F)

HILL INTERNATIONAL, INC. AND SUBSIDIARIES

EARNINGS RELEASE TABLES

(In 000’s, Except Per Share Data)

(Unaudited)

Consolidated Statement of Operations

	Three Months Ended December 31,		Years Ended December 31,
	2013	2012	2013	2012

Consulting fee revenue	$130,921	$110,767	$512,085	$417,598
Reimbursable expenses	14,029	14,886	64,596	63,183
Total revenue	144,950	125,653	576,681	480,781
Cost of services	72,266	62,850	296,055	239,572
Reimbursable expenses	14,029	14,886	64,596	63,183
Total direct expenses	86,295	77,736	360,651	302,755
Gross profit	58,655	47,917	216,030	178,026
Selling, general and administrative expenses	51,688	48,220	183,572	172,779
Operating profit (loss)	6,967	(303)	32,458	5,247
Interest and related financing fees, net	5,607	5,402	22,864	18,150
Earnings (loss) before income taxes	1,360	(5,705)	9,594	(12,903)
Income tax expense	2,060	16,063	6,043	13,442
Net (loss) earnings	(700)	(21,768)	3,551	(26,345)
Less: net earnings - noncontrolling interest	566	693	1,922	1,872
Net (loss) earnings attributable to Hill International, Inc.	$(1,266)	$(22,461)	$1,629	$(28,217)
Basic (loss) earnings per common share - Hill International, Inc.	$(0.03)	$(0.58)	$0.04	$(0.73)
Basic weighted average common shares outstanding	39,538	38,657	39,098	38,500
Diluted (loss) earnings per common share - Hill International, Inc.	$(0.03)	$(0.58)	$0.04	$(0.73)
Diluted weighted average common shares outstanding	39,538	38,657	39,322	38,500

Selected Segment Data

	Three Months Ended December 31,		Years Ended December 31,
	2013	2012	2013	2012

Project Management
Consulting fee revenue	$99,042	$84,722	$392,602	$312,232
Total revenue	$111,817	$98,611	$452,517	$372,281
Gross profit	$40,147	$33,392	$148,599	$119,640
Gross profit as a percent of consulting fee revenue	40.5%	39.4%	37.8%	38.3%
Selling, general and administrative expenses	$28,445	$28,765	$99,917	$96,367
SG&A expenses as a percentage of consulting fee revenue	28.7%	34.0%	25.4%	30.9%
Operating profit	$11,702	$4,627	$48,682	$23,273
Operating profit as a percent of consulting fee revenue	11.8%	5.5%	12.4%	7.5%

Construction Claims
Consulting fee revenue	$31,879	$26,045	$119,483	$105,366
Total revenue	$33,133	$27,042	$124,164	$108,500
Gross profit	$18,508	$14,525	$67,431	$58,386
Gross profit as a percent of consulting fee revenue	58.1%	55.8%	56.4%	55.4%
Selling, general and administrative expenses	$15,966	$12,799	$55,260	$50,315
SG&A expenses as a percentage of consulting fee revenue	50.1%	49.1%	46.2%	47.8%
Operating profit	$2,542	$1,726	$12,171	$8,071
Operating profit as a percent of consulting fee revenue	8.0%	6.6%	10.2%	7.7%

Selected Other Financial Data

	Three Months Ended December 31,		Years Ended December 31,
	2013	2012	2013	2012

Consulting fee revenue	$130,921	$110,767	$512,085	$417,598
Total revenue	$144,950	$125,653	$576,681	$480,781
Gross profit	$58,655	$47,917	$216,030	$178,026
Gross profit as a percentage of consulting fee revenue	44.8%	43.3%	42.2%	42.6%
Selling, general and administrative expenses (excluding corporate expenses)	$44,411	$41,564	$155,177	$146,682
Selling, general and administrative expenses (excluding corporate expenses) as a percentage of consulting fee revenue	33.9%	37.5%	30.3%	35.1%
Corporate expenses	$7,277	$6,656	$28,395	$26,097
Corporate expenses as a percentage of consulting fee revenue	5.6%	6.0%	5.5%	6.2%
Operating profit (loss)	$6,967	(303)	$32,458	$5,247
Operating profit (loss) as a percent of consulting fee revenue	5.3%	(0.3)%	6.3%	1.3%
Effective income tax rate	151.5%	NM %	63.0%	(104.2)%

Selected Balance Sheet Data

	December 31, 2013	December 31, 2012

Cash and cash equivalents	$30,381	$16,716
Accounts receivable, net	232,011	211,176
Current assets	297,893	257,270
Total assets	449,102	421,673
Current liabilities	151,515	150,135
Total debt	133,261	109,456

Stockholders’ equity:
Hill International, Inc. share of equity	131,144	127,546
Noncontrolling interests	11,887	13,557
Total equity	$143,031	$141,103

EBITDA Reconciliation

Earnings before interest, taxes, depreciation and amortization (“EBITDA”) for the fourth quarter of 2013 were $9.2 million compared to $2.2 million in the fourth quarter of 2012. EBITDA is not a measure of financial performance under generally accepted accounting principles (“GAAP”). Management believes EBITDA, in addition to operating profit, net income and other GAAP measures, is a useful indicator of Hill’s financial and operating performance and its ability to generate cash flows from operations that are available for taxes and capital expenditures. Investors should recognize that EBITDA might not be comparable to similarly-titled measures of other companies. This measure should be considered in addition to, and not as a substitute for or superior to, any measure of performance prepared in accordance with GAAP. A reconciliation of EBITDA to the most directly comparable GAAP measure in accordance with SEC Regulation S-K follows:

	Three Months Ended December 31,		Years Ended December 31,
	2013	2012	2013	2012

Net (loss) earnings	$(1,266)	$(22,461)	$1,629	$(28,217)
Interest and related financing fees, net	5,607	5,402	22,864	18,150
Income tax expense	2,060	16,063	6,043	13,442
Depreciation and amortization	2,835	3,185	10,756	12,430
EBITDA	$9,236	$2,189	$41,292	$15,805